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                   GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY
                                POWER OF ATTORNEY

The undersigned officers and directors of General Electric Capital Assurance Company, a Delaware Corporation (the "Company"), hereby nominate and appoint Geoffrey S. Stiff, Paul A. Haley, Michael D. Pappas, and Heather C. Harker (with full power to each of them to act alone) as his/her true and lawful attorney in fact and agent, for him/her and in his/her name and place in any and all capacities, to execute and sign any and all filings made with the Securities and Exchange Commission relating to the GNA Variable Account (SEC File No. 811-08506) including Registration Statement File No. 333-70079 and any amendments, applications, exemptions and any supplements thereto, as well as any and all exhibits and other documents necessary or desirable to such Registration Statement, amendment or supplement, granting to such attorneys and each of them, full power and authority to do and perform each and every act necessary and/or appropriate as fully and with all intents and purposes as the Company itself and the undersigned officers and directors might or could do. The delegation of authority contained in this Power of Attorney shall supercede all previous powers given by the directors and officers of the Company for the purposes described herein. This Power of Attorney and the authority of the Attorney hereunder shall expire on December 31, 2005; provided, however, that this Power of Attorney may be amended or rescinded or superceded by further action of the officers and directors of the Company prior to such date.

IN WITNESS WHEREOF, the undersigned in their capacity as directors and as the respective President, Chief Financial Officer, and Controller of GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY have caused this power of attorney to be executed in their respective name for the specific purpose described above effective as of November 1, 2004.




                         By:   /s/ Pamela S. Schutz
                               ------------------------------------------------
                               Pamela S. Schutz
                               President and Chief Executive Officer



                         By:   /s/ Richard P. McKenney
                               ------------------------------------------------
                               Richard P.McKenney
                               Senior Vice President and Chief Financial Officer



                         By:   /s/ Jamie S. Miller
                               -------------------------------------------------
                               Jamie S. Miller
                               Vice President and Controller

Attest: /s/ Ward E. Bobitz
        -------------------------------------------------------
        Ward E. Bobitz
        Senior Vice President, General Counsel and Secretary



GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY


/s/ Leon E. Roday               /s/ Thomas M. Stinson
---------------------------     --------------------------------
Leon E. Roday, Director         Thomas M. Stinson, Director


/s/ Pamela S. Schutz
---------------------------
Pamela S. Schutz, Director